As filed with the Securities and Exchange Commission on December 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELCUITY INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2863566
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446

(763) 392-0123

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Brian F. Sullivan

Chief Executive Officer

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446

(763) 392-0123

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Eric O. Madson

Joseph J. Schauer

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

(612) 492-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 30, 2022

PROSPECTUS

CELCUITY INC.

24,347,754 SHARES OF COMMON STOCK BY THE SELLING STOCKHOLDERS

This prospectus relates to the resale, from time to time, of up to an aggregate of 24,347,754 shares of common stock, par value $0.001 per share, of Celcuity Inc. (“Celcuity,” “we,” “us,” or the “Company”) by the selling stockholders named in this prospectus, including their respective donees, pledgees, transferees, assignees or other successors-in-interest.

On May 15, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the selling stockholders for a private placement of shares of our common stock, shares of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and warrants that were initially exercisable for shares of Series A Preferred Stock (the “Warrants”). The Warrants were subsequently adjusted to be exercisable for shares of our common stock following satisfaction of a condition that the Company amend its Certificate of Incorporation to increase the aggregate authorized number of shares of capital stock and the number of shares of common stock such that the Company has available, and has reserved, such number of its duly authorized but unissued shares of common stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding or available for issuance upon the exercise of the Warrants.

The transactions contemplated by the Securities Purchase Agreement closed on December 9, 2022. The number of shares of common stock offered for sale by the selling stockholders consists of (i) 6,182,574 shares of common stock purchased by the selling stockholders under the Securities Purchase Agreement, (ii) 11,208,730 shares of common stock issuable upon conversion of the Series A Preferred Stock and (iii) 6,956,450 shares of common stock issuable upon exercise of the Warrants.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from sales of the shares offering by the selling stockholders, although we will incur expenses in connection with the offering. The registration of the resale of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sales are within the sole discretion of the selling stockholders.

The shares of common stock offered under this prospectus may be sold by the selling stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the selling stockholders may sell the shares of common stock under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 14 of this prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CELC”. On December 28, 2022, the closing price of our common stock was $13.51.

Investing in our securities involves risks. See “Risk Factors” on page 8. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2022.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). Under this registration process, the selling stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholders named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholders must provide a copy of this prospectus and any applicable prospectus supplement, to a potential purchaser, as required by law (including by compliance with Rule 172 under the Securities Act).

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” beginning on page 20 of this prospectus and “Incorporation of Certain Documents by Reference” beginning on page 20 of this prospectus.

Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, see “Risk Factors” beginning on page 8 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 9 of this prospectus.

Unless the context otherwise requires, “CELC,” the “Company,” “we,” “us,” “our” and similar names refer to Celcuity Inc, and the term “common stock” refers to our common stock, par value $0.001 per share. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement unless the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including risk factors, see “Risk Factors” beginning on page 8 of this prospectus, and our most recent consolidated financial statements and related notes.

Company Overview

We are a clinical-stage biotechnology company focused on development of targeted therapies for treatment of multiple solid tumor indications. Our lead therapeutic candidate is gedatolisib, a pan-PI3K/mTOR inhibitor. Its mechanism of action and pharmacokinetic properties are highly differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together. We initiated VIKTORIA-1, a Phase 3 study evaluating gedatolisib in patients with HR+/HER2- advanced breast cancer in 2022. On December 7, 2022, the first patient in the trial was dosed. In addition, we continue to develop our CELsignia companion diagnostic platform which is uniquely able to analyze live patient tumor cells to identify new groups of cancer patients likely to benefit from already approved targeted therapies.

Gedatolisib is a potent, well-tolerated, small molecule reversible dual inhibitor, administered intravenously, that selectively targets all class I isoforms of PI3K and mammalian target of rapamycin (mTOR). In April 2021, we obtained exclusive global development and commercialization rights to gedatolisib under a license agreement with Pfizer, Inc. We believe gedatolisib’s unique mechanism of action, differentiated chemical structure, favorable pharmacokinetic properties, and intravenous formulation offer distinct advantages over currently approved and investigational therapies that target PI3K or mTOR alone or together.

●	Overcomes limitations of therapies that only inhibit a single class I PI3K isoform or only one mTOR kinase complex

Gedatolisib is a pan-class I isoform PI3K and mTOR inhibitor with low nanomolar potency for the p110α, p110β, p110γ, and p110δ isoforms and mTORC1 and mTORC2 complexes. Each PI3K isoform and mTOR complex is known to preferentially affect different signal transduction events that involve tumor cell survival, depending upon the aberrations associated with the linked pathway. When a therapy only inhibits a single class I isoform (e.g., alpelisib, a PI3K-α inhibitor) or only one mTOR kinase complex (e.g., everolimus, an mTORC1 inhibitor), numerous feedforward and feedback loops between the PI3K isoforms and mTOR complexes cross-activates the uninhibited sub-units. This, in turn, induces compensatory resistance that reduces the efficacy of isoform specific PI3K or single mTOR kinase complex inhibitors. Inhibiting all four PI3K isoforms and both mTOR complexes, as gedatolisib does, thus prevents the confounding effect of isoform interaction that may occur with isoform-specific PI3K inhibitors and the confounding interaction between PI3K isoforms and mTOR.

●	Better tolerated by patients than oral PI3K and mTOR drugs

Gedatolisib is administered intravenously (IV) on a four-week cycle of three weeks-on, one week-off, in contrast to the orally administered pan-PI3K or dual PI3K/mTOR inhibitors that are no longer being clinically developed. Oral pan-PI3K or PI3K/mTOR inhibitors have repeatably been found to induce significant side effects that were not well tolerated by patients. This typically leads to a high proportion of patients requiring dose reductions or treatment discontinuation. The challenging toxicity profile of these drug candidates ultimately played a significant role in the decisions to halt their development, despite showing promising efficacy. By contrast, gedatolisib stabilizes at lower concentration levels in plasma compared to orally administered PI3K inhibitors, resulting in less toxicity, while maintaining concentrations sufficient to inhibit PI3K/mTOR signaling.

Isoform-specific PI3K inhibitors administered orally were developed to reduce toxicities in patients. While the range of toxicities associated with isoform-specific inhibitors is narrower than oral pan-PI3K or PI3K/mTOR inhibitors, administering them orally on a continuous basis still leads to challenging toxicities. The experience with an FDA approved oral p110-α specific inhibitor, Piqray, illustrates the challenge. In its Phase 3 pivotal trial Piqray was found to induce a Grade 3 or 4 adverse event (AE) related to hyperglycemia in 39% of patients evaluated. In addition, 26% of patients discontinued alpelisib due to treatment related adverse events. By contrast, in the 103-patient dose expansion portion of the Phase 1b clinical trial with gedatolisib, only 7% of patients experienced Grade 3 or 4 hyperglycemia and less than 10% discontinued treatment.

As of September 30, 2022, 492 patients with solid tumors have received gedatolisib in eight clinical trials sponsored by Pfizer. Of the 492 patients, 129 were treated with gedatolisib as a single agent in three clinical trials. The remaining 363 patients received gedatolisib in combination with other anti-cancer agents in five clinical trials. Additional patients received gedatolisib in combination with other anti-cancer agents in nine investigator sponsored clinical trials.

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A Phase 1b trial (B2151009) evaluating patients with HR+/HER2- metastatic breast cancer was initiated in 2016 and subsequently enrolled 138 patients. Nine patients from this study continue to receive study treatment, as of September 30, 2022, each of whom have received study treatment for more than three years. The B2151009 clinical trial was an open label, multiple arm Phase 1b study that evaluated gedatolisib in combination with palbociclib (CDK4/6 inhibitor) and fulvestrant or letrozole in patients with HR+/HER2- advanced breast cancer. Thirty-five patients were enrolled in two dose escalation arms to evaluate the safety and tolerability and to determine the maximum tolerated dose (MTD) of gedatolisib when used in combination with the standard doses of palbociclib and endocrine therapy (letrozole or fulvestrant). The MTD was determined to be 180 mg administered intravenously once weekly. A total of 103 patients were subsequently enrolled in one of four expansion arms (A, B, C, D).

High objective overall response rates (ORR) were observed in all four expansion arms and were comparable in each arm for PIK3CA WT and PIK3CA MT patients. In treatment-naïve patients (Arm A), ORR was 85%. In patients who received prior hormonal therapy alone or in combination with a CDK4/6 inhibitor (Arms B, C, and D), ORR ranged from 36% to 77%. Each arm achieved its primary endpoint target, which was reporting higher ORR in the study arm than ORR from either the PALOMA-2 (ORR=55%) study that evaluated palbociclib plus letrozole for Arm A or the PALOMA-3 study (ORR=25%) that evaluated palbociclib plus fulvestrant for Arms B, C, and D. For all enrolled patients, a clinical benefit rate (CBR) of ≥79% was observed. Median progression-free survival (PFS) was 12.9 months for patients who received a prior CDK4/6 inhibitor and were treated in the study with the Phase 3 dosing schedule (Arm D).

Gedatolisib combined with palbociclib and endocrine therapy demonstrated a favorable safety profile with manageable toxicity. The majority of treatment emergent adverse events were Grade 1 and 2. The most frequently observed adverse events included stomatitis/mucosal inflammation, the majority of which were Grade 1 and 2. The most common Grade 4 AEs were neutropenia and neutrophil count decrease, which were assessed as related to treatment with palbociclib. No grade 5 events were reported in this study.

We activated VIKTORIA-1, a Phase 3, open-label, randomized clinical trial to evaluate the efficacy and safety of two regimens in adults with HR+/HER2- advanced breast cancer whose disease has progressed after prior CDK4/6 therapy in combination with an aromatase inhibitor: 1) gedatolisib in combination with palbociclib and fulvestrant; and 2) gedatolisib in combination with fulvestrant. Two hundred clinical sites in North America, Europe, South America, Asia, and Australia have been selected to participate in the study. The first clinical site was activated in the third quarter of 2022. The first dosage of a patient in the trial occurred on December 7, 2022.

The clinical trial will enable separate evaluation of subjects according to their PIK3CA status. Subjects who meet eligibility criteria and are PIK3CA WT will be randomly assigned (1:1:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm A), gedatolisib and fulvestrant (Arm B), or fulvestrant (Arm C). Subjects who meet eligibility criteria and are PIK3CA MT will be randomly assigned (3:3:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm D), alpelisib and fulvestrant (Arm E), or gedatolisib and fulvestrant (Arm F).

Our proprietary CELsignia diagnostic platform is the only commercially ready technology we are aware of that uses a patient’s living tumor cells to identify the specific abnormal cellular process driving a patient’s cancer and the targeted therapy that best treats it. This enables us to identify patients whose tumors may respond to a targeted therapy, even though they lack a previously associated molecular mutation. By identifying cancer patients whose tumors lack an associated genetic mutation but have abnormal cellular activity a matching targeted therapeutic is designed to inhibit, CELsignia CDx can expand the markets for a number of already approved targeted therapies. Our current CDx identifies breast and ovarian cancer patients whose tumors have cancer drivers potentially responsive to treatment with human epidermal growth factor receptor 2-negative (HER2), mesenchymal-epithelial transition factor (c-MET), or phosphatidylinositol 3-kinases (PI3K) targeted therapeutics. While U.S. Food and Drug Administration (“FDA”) approval or clearance is not currently required for CELsignia tests offered as a stand-alone laboratory developed test, if we are partnered with a drug company to launch a CELsignia test as a companion diagnostic for a new drug indication, we would be required to obtain premarket approval, or PMA, in conjunction with the pharmaceutical company seeking a new drug approval for the matching therapy.

We are supporting the advancement of new potential indications for four different targeted therapies, controlled by other pharmaceutical companies, that would rely on a CELsignia CDx to select patients. Five Phase 2 trials are underway to evaluate the efficacy and safety of these therapies in CELsignia selected patients. These patients are not currently eligible to receive these drugs and are not identifiable with a molecular test.

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Supporting the development of a potential first-in-class targeted therapy for breast cancer, like gedatolisib, with our CELsignia platform is a natural extension of our strategy to use our CELsignia CDx to enable new indications for other companies’ targeted therapies. By combining companion diagnostics designed to enable proprietary new drug indications with targeted therapies that treat signaling dysregulation our CDx identifies, we believe we are uniquely positioned to improve the standard-of-care for many early and late-stage breast cancer patients. Our goal is to play a key role in the multiple treatment approaches required to treat breast cancer patients at various stages of their disease. With each program, we are:

●	Leveraging the proprietary insights CELsignia provides into live patient tumor cell function;
●	Using a CELsignia CDx to identify new patients likely to respond to the paired targeted therapy;
●	Developing a new targeted therapeutic option for breast cancer patients; and
●	Maximizing the probability of getting regulatory approval to market the targeted therapy indication.

Recent Highlights

Below is a summary of certain recent highlights with respect to the Company:

●	Granted Breakthrough Therapy Designation for gedatolisib with respect to HR+/HER2- metastatic breast cancer after progression on CDK4/6 therapy;

●	Initiated and dosed the first patient in our VIKTORIA-1, a Phase 3 study evaluating gedatolisib in patients with HR+/HER2- advanced breast cancer in 2022;

●	Completed a private placement resulting in gross proceeds to the Company of approximately $100 million, before deducting placement agent fees and other estimated offering expenses payable by the Company, as further described below in “The PIPE Offering”; and

●	Received funding of an additional $20 million term loan for a total of $35 million in term loans drawn from our $75 million debt financing arrangement with an affiliate of Innovatus Capital Partners.

The PIPE Offering

On May 15, 2022, we entered into the Securities Purchase Agreement with the selling stockholders pursuant to which we conducted a private placement of securities, resulting in gross proceeds to the Company, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $100 million (the “PIPE Offering”). The closing of the PIPE Offering occurred on December 9, 2022 (the “Closing Date”) following satisfaction of a primary closing condition—the first dosing of a patient enrolled in our Phase 3 clinical study (VIKTORIA-1) at a clinical site located in the United States. The Company intends to use the net proceeds from the PIPE Offering to advance clinical development of gedatolisib, including its Phase 3 clinical study (VIKTORIA-1), and for general corporate purposes.

Securities Purchase Agreement

Under the terms of the securities purchase agreement, the selling stockholders purchased from the Company: (i) 6,182,574 shares of common stock at a purchase price of $5.75 per share, (ii) 1,120,873 shares of Series A Preferred Stock at a purchase price of $57.50 per share, and (iii) Warrants to purchase 695,645 shares of Series A Preferred Stock, with an exercise price of $80.50 per share, a 40% premium to the price (on an as converted to common stock basis) paid by the selling stockholders for the initial shares of common stock purchased under the Securities Purchase Agreement.

On September 1, 2022, the Company amended its Certificate of Incorporation to increase the aggregate authorized number of shares of capital stock and the number of shares of common stock such that the company has available, and has reserved, such number of its duly authorized but unissued shares of common stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding or available for issuance upon the exercise of the Warrants (the “Authorized Share Increase”). Following the Authorized Share Increase, and notice to the selling stockholders, the Warrants were adjusted to become exercisable for an aggregate of 6,956,450 shares of common stock with an exercise price of $8.05 per share.

Each share of Series A Preferred Stock is convertible into ten (10) shares of common stock. For a summary of the rights and preferences of the Series A Preferred Stock, see “Description of Capital Stock – Preferred Stock” beginning on page 15 of this prospectus.

Each Warrant issued on the Closing Date is immediately exercisable and will remain exercisable until the earlier of (i) five years from the date of issuance and (ii) seventy-five (75) days after the Company announces (x) whether the progression-free survival (“PFS”) of gedatolisib in combination with Palbociclib and fulvestrant (Arm A) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, (y) whether the PFS of gedatolisib in combination with fulvestrant (Arm B) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, and (z) the associated hazard ratios and median PFS values for each of Arm A, Arm B, and Arm C.

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Under the terms of the Series A Preferred Stock and the Warrants, the Company may not effect the conversion of Series A Preferred stock into common stock, or the exercise of any such Warrant, and a holder will not be entitled to request the conversion of shares of Series A Preferred Stock or exercise any portion of any Warrant, if, upon giving effect to such conversion or exercise, the aggregate number of shares of common stock (assuming the conversion of the Series A Preferred Stock into common stock with respect to the Warrants) beneficially owned by the holder (together with any affiliates, any other person acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC (the “Beneficial Ownership Limitation”). A holder may reset the Beneficial Ownership Limitation percentage to a higher percentage (not to exceed 19.9%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of Series A Preferred Stock or Warrants.

Brian Sullivan, the Company’s Chief Executive Officer, participated in the PIPE Offering. Except for Mr. Sullivan, there are no material relationships between the Company and any of the selling stockholders other than in respect of the PIPE Offering. Jeffries LLC acted as placement agent for the PIPE Offering.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Registration Rights Agreement

In connection with the PIPE Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, pursuant to which the Company agreed to register for resale (i) the common stock, (ii) the shares of common stock then issued or issuable upon conversion of the Series A Preferred Stock (assuming on such date the shares of Series A Preferred Stock are convertible in full without regard to any conversion limitations in the Certificate of Designations), and (iii) the common stock then issued or issuable upon exercise of the Warrants (assuming the Warrants are exercisable in full without regard to any exercise limitations therein) (collectively, the “Registrable Securities”).

Under the Registration Rights Agreement, the Company has agreed to file this registration statement covering the resale by the selling stockholders of the Registrable Securities no later than 30 days following (i) the Closing Date and (ii) the date the Company obtains the necessary stockholder approval to effect the Authorized Share Increase. The Company has agreed to use commercially reasonable efforts to cause this registration statement to become effective and to keep such registration statement effective until such time as there are no longer Registrable Securities held by the Purchasers (the “Effectiveness Period”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement was not filed within the time period specified above, (ii) the registration statement has not been declared effective (A) by the 60th day after the Closing Date (or, in the event of a review by the SEC, the 90th day after the Closing Date) or (B) within ten business days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such registration statement), but excluding any Allowed Delay (as defined in the Registration Rights Agreement) or, if the registration statement would have instead been on Form S-1, for a period of twenty (20) days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K, then the Company has agreed to make pro rata payments to each holder of Registrable Securities as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per 30-day period or pro rata for any portion thereof for each such month during which such event continues, provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 5.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the selling stockholders customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act. The selling stockholders have also granted the Company customary indemnification rights in connection with the registration statement. The representations, warranties and covenants contained in the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

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The Offering

Common stock outstanding prior to this offering:	21,667,250 shares of common stock, which includes 6,182,574 shares of common stock issued in the PIPE Offering that are Registrable Securities and are being registered for sale pursuant to this registration statement.

Common stock to be offered by the selling stockholders:	Up to 24,347,754 shares of common stock (assuming conversion of all outstanding shares of Series A Preferred Stock and exercise of all outstanding Warrants).

Common stock to be outstanding after the offering:	39,832,430 shares of common stock, assuming that:

	●	Celcuity issues 11,208,730 shares of its common stock upon conversion of the Series A Preferred Stock sold pursuant to the Securities Purchase Agreement; and

	●	Celcuity issues 6,956,450 shares its common stock upon the exercise of the Warrants sold pursuant to the Securities Purchase Agreement.

Offering price per share:	The selling stockholders identified in this prospectus may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 10 of this prospectus.

Risk factors:	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Stock exchange listing:	Our common stock is listed on The Nasdaq Capital Market under the symbol “CELC”.

Additional Information

Our principal executive office is located at 16305 36th Avenue North, Suite 100, Minneapolis, Minnesota. Our telephone number is (763) 392-0123, and our website is www.celcuity.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will be an “emerging growth company” until December 31, 2022, which is the end of the first five fiscal years after we completed our initial public offering.

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RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2022, filed on November 10, 2022 with the Securities and Exchange Commission (“SEC”), which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our clinical trial plans and the estimated timelines and costs for such trials;
●	our expectations with respect to the development, validation, required approvals, costs and timelines of gedatolisib and our CELsignia tests;
●	our expectations with respect to the potential efficacy of gedatolisib in various patient types alone or in combination with other treatments;
●	our expectations regarding the timeline of patient enrollment and results from clinical trials, including our existing Phase 3 VIKTORIA-1 clinical trial for gedatolisib;
●	our beliefs related to the potential benefits resulting from Breakthrough Therapy designation for gedatolisib;
●	our beliefs related to the perceived advantages of our CELsignia tests compared to traditional molecular or other diagnostic tests;
●	our plans with respect to research and development and related expenses for the foreseeable future;
●	the future payments that may be owed to Pfizer under our license agreement with them;
●	our expectations regarding partnering with pharmaceutical companies and other third parties;
●	our expectations regarding revenue from sales of CELsignia tests and revenue from milestone or other payment sources;
●	our expectations regarding business development activities, including companion diagnostic related activities with pharmaceutical companies;
●	our expectations as to the use of proceeds from the PIPE Offering;
●	our expectations with respect to accessing our current debt facility or any other debt facility or other capital source in the future;
●	our beliefs regarding the adequacy of our cash on hand to fund our research and development expenses, capital expenditures, working capital, sales and marketing expenses, and other general corporate expenses, as well as the increased costs associated with being a public company; and
●	our expectations regarding the impact that the COVID-19 pandemic and related economic effects will have on our business and results of operations.

These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Certain risks, uncertainties and other factors include, but are not limited to, our limited operating history; the potential impact of COVID-19 and any resurgence thereof on our business and clinical study activities; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the complexity and timeline for development of our CELsignia tests; the uncertainty regarding market acceptance of our products and services by physicians, patients, third-party payors and others in the medical community, uncertainty with respect to the size of market opportunities available to us; uncertainty regarding the pricing of drug products and molecular and other diagnostic products and services that compete or may compete with us; uncertainty with insurance coverage and reimbursement for our products and services; difficulties we may face in managing growth, such as hiring and retaining key personnel; changes in government regulations; and obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us. See “Risk Factors” beginning on page 8 of this prospectus for additional risks, uncertainties and other factors applicable to the Company.

9

USE OF PROCEEDS

We are filing the registration statement, of which this prospectus is a part, to permit the selling stockholders described in the section entitled “Selling Stockholders,” beginning on page 11 of this prospectus, to resell shares of our common stock. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders. However, we received proceeds from our initial sale of shares of common stock, shares of Series A Preferred Stock and Warrants to the selling stockholders pursuant to the PIPE Offering. Additionally, we may receive proceeds from the exercise of Warrants to purchase 6,956,450 shares of common stock issued under the Securities Purchase Agreement and held by the selling stockholders. The Warrants have an exercise price of $8.05 per share. We plan to use the net proceeds from the PIPE Offering to advance clinical development of gedatolisib, including our Phase 3 clinical study (VIKTORIA-1), and for general corporate purposes.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders consists of the following securities purchased by the selling stockholders under the Securities Purchase Agreement: (i) 6,182,574 shares of common stock, (ii) 11,208,730 shares of common stock issuable upon conversion of the Series A Preferred Stock and (iii) 6,956,450 shares of common stock issuable upon exercise of the Warrants at an initial exercise price of $8.05 per share. We are registering these shares of common stock in order to permit the selling stockholders to offer for resale from time to time the shares of common stock acquired under the Securities Purchase Agreement and the shares of common stock issuable upon conversion of the Series A Preferred Stock and upon the exercise of the Warrants. For more information regarding the issuances to the selling stockholders of shares of common stock, shares of Series A Preferred Stock and the Warrants under the Securities Purchase Agreement, see “Prospectus Summary—The PIPE Offering” above. When we refer to the “selling stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the selling stockholders, as well as any of their respective pledgees, assignees and successors-in-interest. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

Under the terms of the Series A Preferred Stock and the Warrants, the Company may not effect the conversion of the Series A Preferred Stock into common stock, or the exercise of any such Warrant, and a selling stockholder will not be entitled to request the conversion of shares of Series A Preferred Stock or exercise any portion of any Warrant, if, upon giving effect to such conversion or exercise, the aggregate number of shares of common stock beneficially owned by the selling stockholder (together with its affiliates, any other persons acting as a group together with the selling stockholder or any of the selling stockholder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed the Beneficial Ownership Limitation, which is 9.99% of the number of shares of common stock outstanding immediately after giving effect to any conversion or exercise, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC. A selling stockholder may reset the Beneficial Ownership Limitation percentage to a higher percentage (not to exceed 19.9%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that selling stockholder and not to any other holder of Series A Preferred Stock or Warrants.

Brian Sullivan, our Chairman and Chief Executive Officer, participated in the PIPE Offering and is a selling stockholder hereunder. Except for the PIPE Offering and ownership of common stock, the selling stockholders, other than Mr. Sullivan, have not had any material relationship within the past three years with Celcuity or any of its affiliates. For purposes of the table below, the Beneficial Ownership Limitation is not applied with respect to Mr. Sullivan as he is an affiliate of the Company and his beneficial ownership already exceeded the Beneficial Ownership Limitation both prior to and after the purchase of common stock and Warrants under the PIPE Offering.

The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders and sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights with respect to such shares within 60 days. In computing the number of shares of our common stock beneficially owned by each selling stockholder and the percentage ownership of each selling stockholder, we excluded (except with respect to Mr. Sullivan) any shares for which the Series A Preferred Stock and Warrants held by a selling stockholder that may not be converted or exercised, respectively, due to the Beneficial Ownership Limitations because such shares may not be acquired by such selling stockholders within 60 days of December 28, 2022. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholders.

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	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number	Percentage	Prospectus(1)	Number	Percentage
Entities associated with Venrock Entities(2)	2,171,126	9.99%	6,086,906	-	-
Entities associated with Soleus Entities(3)	2,299,538	9.99%	6,086,946	232,073	1%
Growth Equity Opportunities 18 VGE, LLC(4)	2,266,063	9.99%	4,869,561	-	-
RA Capital Healthcare Fund, L.P.(5)	2,249,415	9.99%	4,504,351	-	-
Commodore Capital Master LP(6)	2,252,691	9.99%	2,434,781	920,464	4.3%
Brian F. Sullivan(7)	3,459,384	15.99%	365,209	3,094,175	14.3%

(1)	The number of shares of our common stock in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares of our common stock that the selling stockholders may offer and sell from time to time under this prospectus without giving effect to the Beneficial Ownership Limitation described above.

(2)

Shares held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), Venrock Healthcare Capital Partners III, L.P. (“VHCP III”), and VHCP Co-Investment Holdings III, LLC (“VHCP III Co”), which we refer to collectively as the Venrock Entities, consist of: (i) 1,496,508 shares of our common stock, 159,392 shares of our Series A Preferred Stock convertible into 1,593,920 shares of our common stock and Warrants to purchase 1,236,140 shares of common stock, in each case held by VHCP EG, (ii) 553,506 shares of our common stock, 58,954 shares of our Series A Preferred Stock convertible into 589,540 shares of our common stock and Warrants to purchase 553,506 shares of our common stock, in each case held by VHCP III and (iii) 55,372 shares of our common stock, 5,898 shares of our Series A Preferred Stock convertible into 58,980 shares of our common stock and Warrants to purchase 45,740 shares of our common stock, in each case held by VHCP III Co.

The ability of the Venrock Entities to convert their Series A Preferred Stock and exercise of their Warrants is subject to the Beneficial Ownership Limitation as described above. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 2,105,386 shares of our common stock and 65,740 shares of common stock issuable to the Venrock Entities upon conversion of their Series A Preferred Stock or exercise of their Warrants. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” do not include the remaining 3,915,780 shares of common stock issuable to the Venrock Entities upon conversion of their Series A Preferred Stock and exercise of their Warrants due to the application of the applicable Beneficial Ownership Limitation. VHCP Management III, LLC (“VHCPM III”) is the sole general partner of VHCP III and the sole manager of VHCP Co. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM III and VHCPM EG. Dr. Koh, Mr. Shah, VHCPM III and VHCPM EG disclaim beneficial ownership over all shares held by VHCP III, VHCP III Co, and VHCP EG, except to the extent of their respective indirect pecuniary interests therein. The address of the entities and individuals listed above is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(3)

Shares held by Soleus Private Equity Fund II, L.P. (“Soleus PE”) and Soleus Capital Master Fund, L.P. (“Soleus Cap MF”), which we refer to collectively as the Soleus Entities, consist of: (i) 343,832 shares of our common stock, 174,313 shares of our Series A Preferred Stock convertible into 1,743,130 shares of our common stock and Warrants to purchase 834,780 shares of our common stock, in each case held by Soleus PE and (ii) 372,484 shares of our common stock, 188,838 shares of our Series A Preferred Stock convertible into 1,888,380 shares of our common stock and Warrants to purchase 904,340 shares of our common stock, in each case held by Soleus Cap MF.

The ability of the Soleus Entities to convert their Series A Preferred Stock and exercise of their Warrants is subject to the Beneficial Ownership Limitation as described above. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 948,349 shares of our common stock and 1,351,149 shares of common stock issuable to the Soleus Entities upon conversion of their Series A Preferred Stock or exercise of their Warrants. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” do not include the remaining 4,161,541 shares of common stock issuable to the Soleus Entities upon conversion of their Series A Preferred Stock and exercise of their Warrants due to the application of the Beneficial Ownership Limitation. Soleus Private Equity GP II, LLC (“Soleus GP”) is the sole general partner of Soleus PE and Soleus PE GP II, LLC. (“Soleus PE GP”) is the sole manager of Soleus GP. Soleus Capital, LLC (“Soleus Cap”) is the sole general partner of Soleus Cap MF and Soleus Capital Group, LLC (“Soleus CG”) is the sole managing member of Soleus Cap. Mr. Guy Levy is the sole manager of Soleus PE GP and sole managing member of Soleus CG. Mr. Levy, Soleus GP, Soleus PE GP, Soleus Cap and Soleus CG disclaim beneficial ownership over all shares held by Soleus PE and Soleus Cap MF, except to the extent of their respective indirect pecuniary interests therein. The address of the entities and individual listed above is 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(4)	Shares held by Growth Equity Opportunities 18 VGE, LLC (“GEO”) consist of 1,250,001 shares of our common stock, 222,826 shares of our Series A Preferred Stock convertible into 2,228,260 shares of our common stock and Warrants to purchase 1,391,300 shares of our common stock. The ability of the selling stockholder to convert its Series A Preferred Stock and exercise of their Warrants is subject to the Beneficial Ownership Limitation as described above. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 1,250,001 shares of our common stock and 1,016,062 shares of common stock issuable to the selling stockholder upon conversion of its Series A Preferred Stock or exercise of its Warrants. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” do not include the remaining 2,603,498 shares of common stock issuable to the selling stockholder upon conversion of its Series A Preferred Stock and exercise of its Warrants due to the application of the Beneficial Ownership Limitation. NEA 18 Venture Growth Equity, L.P. (“NEA 18 VGE”) is the sole member of GEO. NEA Partners 18 VGE, L.P. (“NEA Partners 18 VGE”) is the sole general partner of NEA 18 VGE; and NEA 18 VGE GP, LLC (“NEA 18 VGE LLC”) is the sole general partner of NEA Partners 18 VGE. The managers (collectively, the “Managers”) of NEA 18 VGE LLC are Ali Behbahani (“Behbahani”), Carmen Chang (“Chang”), Anthony A. Florence, Jr. (“Florence”), Liza Landsman (“Landsman”), Mohamad H. Makhzoumi (“Makhzoumi”), Edward T. Mathers (“Mathers”), Scott D. Sandell (“Sandell”), Peter W. Sonsini (“Sonsini”), Paul Walker (“Walker”) and Rick Yang (“Yang”). NEA 18 VGE, NEA Partners 18 VGE, NEA 18 VGE LLC and each of the Managers expressly disclaim beneficial ownership over all shares held by GEO, except to the extent of their respective indirect pecuniary interests therein. The address of entities listed above and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of Behbahani and Mathers is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815. The address of Chang, Makhzoumi, Sonsini, Walker and Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of Florence and Landsman is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.

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(5)	Shares held by RA Capital Healthcare Fund, L.P. (“RACHF”) consist of 1,400,001 shares of our common stock, 181,739 shares of our Series A Preferred Stock convertible into 1,817,390 shares of our common stock and Warrants to purchase 1,286,960 shares of our common stock. The ability of the selling stockholder to convert its Series A Preferred Stock and exercise of their Warrants is subject to the Beneficial Ownership Limitation as described above. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 1,400,001 shares of our common stock and 849,414 shares of our common stock issuable to the selling stockholder upon conversion of its Series A Preferred Stock or exercise of its Warrants. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” do not include the remaining 2,254,936 shares of our common stock issuable to the selling stockholder upon conversion of its Series A Preferred Stock and exercise of its Warrants due to the application of the Beneficial Ownership Limitation. RA Capital Management, L.P. is the investment manager for RACHF. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RACHF. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities and persons listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(6)	Shares held by Commodore Capital Master LP (“Commodore Master”) consist of 1,370,465 shares of our common stock, 128,913 shares of our Series A Preferred Stock convertible into 1,289,130 shares of our common stock and Warrants to purchase 695,650 shares of our common stock. The ability of the selling stockholder to convert its Series A Preferred Stock and exercise its Warrants is subject to the Beneficial Ownership Limitation as described above. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consist of 1,370,465 shares of our common stock and 882,226 shares of our common stock issuable to the selling stockholder upon conversion of its Series A Preferred Stock or exercise of its Warrants. The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” do not include the remaining 1,102,554 shares of our common stock issuable to the selling stockholder upon conversion of its Series A Preferred Stock and exercise of its Warrants due to the application of the Beneficial Ownership Limitation. Commodore Capital LP (the “Firm”) is the investment manager to Commodore Master. Messrs. Michael Kramarz and Robert Egen Atkinson are the managing partners of the Firm. The address of the entities and persons listed above is 767 Fifth Avenue, FL 12, New York, NY 10153

(7)	Shares held by Mr. Sullivan consist of 3,016,643 shares of our common stock, Warrants to purchase 104,340 shares of our common stock, and options to purchase 338,401 shares of our common stock. Mr. Sullivan is the Chief Executive Officer of the Company and is a member of the Company’s board of directors. The share numbers and percentages reported in the table for Mr. Sullivan do no not include application of the Beneficial Ownership Limit. Stock options included in the reported numbers for Mr. Sullivan include those that are currently vested or will vest within 60 days of December 28, 2022. Mr. Sullivan’s address is 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446.

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PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM 2121.01.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to the Company by the Selling Stockholders specifically for use in this prospectus in accordance with the related Registration Rights Agreement, or the Company may be entitled to contribution.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of December 28, 2022, we were authorized to issue 65,000,000 shares of common stock, $0.001 par value per share, and 2,500,000 shares of preferred stock, $0.001 par value per share. As of December 21, 2022, we had 21,667,250 shares of common stock outstanding, 1,120,873 shares of Series A Preferred Stock outstanding and Warrants to purchase 6,956,450 shares of common stock outstanding.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

Dividend Rights

Holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Right to Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, including the liquidation preference of our Series A Preferred Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004.

The Nasdaq Capital Market

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CELC”.

Preferred Stock

Our board or directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 2,500,000 shares of preferred stock in one or more series. Our board of directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors is able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock. See also “Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions” below.

On May 16, 2022, in connection with the PIPE Offering, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 1,850,000 shares out of the authorized but unissued shares of its preferred stock as Series A Convertible Preferred Stock. The following is a summary of the principal terms of the Series A Preferred Stock:

Dividend Rights

Holders of Series A Preferred Stock shall be entitled to receive dividends or distributions on shares of Series A Preferred Stock equal (on an as-if-converted-to-common stock basis) to and in the same form as dividends or distributions actually paid on shares of the common stock when, as and if such dividends or distributions are paid on shares of the common stock. No other dividends or distributions shall be paid on shares of Series A Preferred Stock.

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Right to Liquidation Distributions

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined in the Certificate of Designations) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined in the Certificate of Designations), as applicable, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price (as defined in the Certificate of Designations), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock pursuant to the Certificate of Designations immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the “Series A Liquidation Amount”).

Voting Rights

The Series A Preferred Stock is non-voting stock and does not entitle the holder thereof to vote on any matter submitted to the stockholders of the Company for their action or consideration, except as otherwise provided by the General Corporation Law of the State of Delaware or the other provisions of the Certificate of Incorporation or the Certificate of Designations.

As long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, take the following actions: (i) amend, alter or repeal any provision of the Certificate of Incorporation, the Certificate of Designations or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock; (ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Company unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iii) (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege; or (iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company (with exceptions for dividends on the common stock solely in the form of additional shares of common stock and repurchases from former service providers in connection with the cessation of such services).

Conversion Rights

Subject to the Beneficial Ownership Limitation described below, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by multiplying one share of Series A Preferred Stock by the Series A Conversion Rate in effect at the time of conversion. The “Series A Conversion Rate” shall initially be ten (10) shares of Common Stock for each share of Series A Preferred Stock. The Series A Conversion Rate shall be subject to adjustment as provided in the Certificate of Designation.

Under the terms of the Certificate of Designations, the Company may not effect the conversion of Series A Preferred Stock into common stock, and a holder will not be entitled to request the conversion of shares of Series A Preferred Stock, if, upon giving effect to such conversion, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed the Beneficial Ownership Limitation, which is 9.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission. A holder may reset the Beneficial Ownership Limitation percentage to a higher percentage (not to exceed 19.9%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of Series A Preferred Stock.

The Series A Preferred Stock does not have, or is subject to, any preemptive or similar rights.

Warrants

Under the Securities Purchase Agreement, dated May 15, 2022 by and among the Company and the selling stockholders, the Company issued Warrants to purchase 695,645 shares of Series A Preferred Stock, each Warrant having an exercise price of $85.50 per share. The exercise price of the Warrants is at a 40% premium to the price (on an as converted to common stock basis) paid by the selling stockholders for the initial shares of common stock purchased under the Securities Purchase Agreement.

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On September 1, 2022, the Company amended its Certificate of Incorporation to increase the aggregate authorized number of shares of capital stock and the number of shares of common stock such that the company has available, and has reserved, such number of its duly authorized but unissued shares of common stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding or available for issuance upon the exercise of the Warrants. Following this Authorized Share Increase, and notice to the selling stockholders, the Warrants became exercisable for an aggregate 6,956,450 shares of common stock with an exercise price per share adjusted of $8.05.

Each Warrant, when issued, is immediately exercisable and will remain exercisable until the earlier of (i) five years from the date of issuance and (ii) seventy-five (75) days after the Company announces (x) whether the progression-free survival (“PFS”) of gedatolisib in combination with Palbociclib and fulvestrant (Arm A) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, (y) whether the PFS of gedatolisib in combination with fulvestrant (Arm B) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, and (z) the associated hazard ratios and median PFS values for each of Arm A, Arm B, and Arm C.

Under the terms of the Warrants, the Company may not effect the exercise of any such Warrant, and a holder will not be entitled to request the exercise any portion of any Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed the Beneficial Ownership Limitation as described in the “Preferred Stock—Conversion Rights” section above. A holder may reset the Beneficial Ownership Limitation percentage to a higher percentage (not to exceed 19.9%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of Warrants.

Registration Rights Agreement

In connection with the PIPE Offering, the Company entered into the Registration Rights Agreement with the selling stockholders, pursuant to which the Company agreed to register for resale the Registrable Securities, which include: (i) the common stock, (ii) the shares of common stock then issued or issuable upon conversion of the Series A Preferred Stock (assuming on such date the shares of Series A Preferred Stock are convertible in full without regard to any conversion limitations in the Certificate of Designations), and (iii) the common stock then issued or issuable upon exercise of the Warrants (assuming the Warrants are exercisable in full without regard to any exercise limitations therein). Under the Registration Rights Agreement, the Company has agreed to file this registration statement covering the resale by the selling stockholders of the Registrable Securities no later than 30 days following (i) the Closing Date and (ii) the date the Company obtains the necessary stockholder approval to effect the Authorized Share Increase. The Company has agreed to use commercially reasonable efforts to cause this registration statement to become effective and to keep such registration statement effective until such time as there are no longer Registrable Securities held by the selling stockholders. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) this registration statement is not filed within the time period specified above, (ii) this registration statement, as may be amended, has not been declared effective (A) by February 7, 2023 (the 60th day after the Closing Date) (or, in the event of a review by the SEC, March 9, 2023 (the 90th day after the Closing Date)) or (B) within ten business days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such registration statement), but excluding any Allowed Delay (as defined in the Registration Rights Agreement) or, if the registration statement would have instead been on Form S-1, for a period of twenty (20) days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K, then the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per 30-day period or pro rata for any portion thereof for each such month during which such event continues, provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 5.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the selling stockholders customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act. The selling stockholders have also granted the Company customary indemnification rights in connection with the registration statement. The representations, warranties and covenants contained in the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties.

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Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our Company. A summary of these provisions is as follows:

●	Board of directors vacancies. Our bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

●	No cumulative voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting.

●	Stockholder action; special meetings of stockholders. Our certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Issuance of undesignated preferred stock. As of the date of this prospectus, we have 650,000 shares of undesignated preferred stock. Subject to certain limitations and approval requirements with respect to our Series A Preferred Stock as described in “Preferred Stock – Voting Rights” above, our board of directors has the authority, without further action by the stockholders, to issue this preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Amendment of charter and bylaw provisions. The affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock, and in certain instances, the vote of the holders of a majority of the then-outstanding Series A Preferred Stock, is required to amend, alter or repeal certain provisions of our certificate of incorporation, as amended, including the provision noted above regarding stockholders not being able to act by written consent. Subject to certain limitations and approval requirements with respect to our Series A Preferred Stock as described in “Preferred Stock – Voting Rights” above, a majority of our board of directors has authority to adopt, amend or repeal provisions of our bylaws. Stockholders also have the authority to adopt, amend or repeal provisions of our bylaws, but only with the affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock and in certain instances, the vote of the holders of a majority of the then-outstanding Series A Preferred Stock.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

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Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derived an improper personal benefit;

●	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation, as amended, and our bylaws provide for the limitation of liability and indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have also entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation, as amended, and our bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the Company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling our Company, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.celcuity.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 23, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 16, 2022, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed on August 12, 2022, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 10, 2022;
●	Our Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on May 16, 2022, May 18, 2022, May 19, 2022, July 29, 2022, August 11, 2022, September 1, 2022, September 14, 2022, November 9, 2022, November 10, 2022, and December 23, 2022;
●	Our definitive Proxy Statement filed on April 11, 2022 and our definitive Proxy Statement filed on July 19, 2022; and
●	The description of our common stock contained in our registration statement on Form 8-A filed September 15, 2017, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Celcuity Inc.

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446

Attention: Investor Relations

Phone: (763) 392-0123

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.celcuity.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Boulay PLLP, our independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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PROSPECTUS

CELCUITY INC.

24,347,754 SHARES OF COMMON STOCK

December [●], 2022

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee. The registrant has agreed to pay these costs and expenses.

Securities and Exchange Commission registration fee	$34,398
Legal fees and expenses*	35,000
Accounting fees and expenses*	3,000
Miscellaneous*	5,000
Total*	77,398

*	Estimated expenses.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derived an improper personal benefit;
●	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or redemption of shares; or
●	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our certificate of incorporation, as amended, and our bylaws provide for the limitation of liability and indemnification of our directors and officers to the fullest extent permitted under the DGCL.

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We have also entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our certificate of incorporation, as amended, and our bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the Company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement.

Exhibit		Description
4.1		Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022).
4.2		Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed May 16, 2022, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2022.
4.3		Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2017).
4.4		Specimen Certificate representing shares of common stock of Celcuity Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on September 12, 2017).
4.5		Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2022).
4.6		Registration Rights Agreement, dated May 15, 2022, by and among the Registrant and the Purchasers named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2022).
4.7		Description of Registered Securities (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020).
5.1	*	Opinion of Fredrikson & Byron, P.A. relating to the Securities
23.1	*	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)
23.2	*	Consent of Boulay PLLP
24.1	*	Power of attorney (included on the signature page)
107	*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on December 30, 2022.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian F. Sullivan and Vicky Hahne, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments and supplements (including post-effective amendments) to this Registration Statement on Form S-3, and any related Rule 462(b) registration statement or amendment thereto, to be filed by Celcuity Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brian F. Sullivan	Chairman and Chief Executive Officer (Principal Executive Officer)	December 30, 2022
Brian F. Sullivan

/s/ Vicky Hahne	Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2022
Vicky Hahne

/s/ Lance G. Laing	Chief Science Officer, Vice President and Secretary, and Director	December 30, 2022
Lance G. Laing

/s/ Richard E. Buller	Director	December 30, 2022
Richard E. Buller

/s/ David F. Dalvey	Director	December 30, 2022
David F. Dalvey

/s/ Leo T. Furcht	Director	December 30, 2022
Leo T. Furcht

/s/ Richard J. Nigon	Director	December 30, 2022
Richard J. Nigon

/s/ Polly Murphy	Director	December 30, 2022
Polly Murphy

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